As filed with the U.S. Securities and Exchange Commission on May 26, 2015

Registration No. 333- [ ________ ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASTERIAS BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	46-1047971
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

230 Constitution Drive
Menlo Park, California 94025
(650) 433-2900
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Pedro Lichtinger
Chief Executive Officer
Asterias Biotherapeutics, Inc.
230 Constitution Drive
Menlo Park, California 94025
(650) 433-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey A. Baumel, Esq.
Ira L. Kotel, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

Approximate date of commencement of proposed sale to public: From time to time or at one time after this registration statement becomes effective in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (Securities Act), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Series A Common Stock, par value $0.0001 per share	33,684,980	(3)	$10.98	$369,861,080.40	$42,977.86

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of Series A Common Stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the Registrant’s Series A Common Stock as reported on the NYSE MKT on May 19, 2015.

(3)	Includes 3,500,000 shares of Series A Common Stock issuable upon the exercise of certain warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 26, 2015

PROSPECTUS

33,684,980 Shares of Series A Common Stock

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus of up to 33,684,980 shares of our Series A Common Stock, par value $0.0001 per share (the "Series A Shares"), including Series A Shares issuable upon exercise of outstanding warrants.

The selling stockholders may offer and sell, from time to time, in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices, all or any portion of such Series A Shares in amounts and on terms to be determined at the time of sale. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 7 of this prospectus. We will not receive any of the proceeds from the resale of the Series A Shares by the selling stockholders.

Our Series A Shares are listed on the NYSE MKT under the trading symbol “AST.”  On May 21, 2015, there were 37,322,302 Series A Shares outstanding and the last reported sale price of a Series A Share on the NYSE MKT exchange was $10.99 per share.

Investing in our securities involves significant risks.  You should carefully read and consider the risk factors described in, and incorporated by reference under “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May      , 2015.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements.  Neither the Company nor the selling stockholders have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, that information appearing in any applicable prospectus supplement is accurate only as of the date of that prospectus supplement and that information contained in any document incorporated by reference in this prospectus and any prospectus supplement is only accurate as of the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have subsequently changed.

Unless specifically noted otherwise, as used throughout this prospectus, “the Company”, “Asterias”, “we”, “us” or “our” refer and relate to Asterias Biotherapeutics, Inc.  The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.  Whenever we refer to “you” or “yours”, we mean the persons to whom offers are made under this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking.  Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations.  Forward-looking statements also include our financial, clinical, development and potential regulatory plans to secure marketing authorization for our products under development, starting with AST- OPC1 and AST-VAC2, if approved; our expectations, timing and anticipated outcomes of submitting regulatory filings for our products under development.

Any forward-looking statements represent our estimates and assumptions only as of the date that they were made. Our actual results could differ materially from those anticipated in forward-looking statements because of various factors, including, but not limited to:

•	We have a history of operating losses and negative cash flows;

•	Failure to attract and retain skilled personnel and key relationships could impair our research and development efforts;

•	We will spend a substantial amount of our capital on research and development but we might not succeed in developing products and technologies that are useful in medicine;

•	The amount and pace of research and development work that we can do or sponsor, and our ability to commence and complete clinical trials required to obtain United States Food and Drug Administration ("FDA") and foreign regulatory approval of our products, depends upon the amount of money available to us;

•	We will need to issue additional equity or debt securities in order to raise additional capital needed to pay our operating expenses;

•	The condition of certain cells, cell lines and other biological materials that we acquired from Geron Corporation ("Geron") could impact the time and cost of commencing our research and product development programs;

•	Sales of any products we may develop may be adversely impacted by the availability of competing products;

•	We have not definitively determined for financial accounting purposes the value of non-cash assets that we acquired from Geron and our parent, BioTime, Inc. ("BioTime"); to the extent these assets represent in-process research and development without alternative future use, we will recognize them as research and development expense in our statement of operations and to the extent that our valuation of capitalized non-cash assets is more or less than our current estimated values, our subsequent results of operations will include a higher or lower charge for amortization expense, and our balance sheet would reflect a different value of those assets;

•	Any products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale;

•	We do not have our own marketing, distribution, and sales resources for the commercialization of any products that we might successfully develop;

•	We do not have the ability to independently conduct clinical trials required to obtain regulatory approvals for our therapeutic product candidates;

•	We have assumed certain obligations and potential liabilities with regard to clinical trials conducted by Geron, and we do not yet know the full scope of any resulting expense;

•	Our business could be adversely affected if we lose the services of the key personnel upon whom we depend;

•	Our business and operations could suffer in the event of system failures;

•	Failure of our internal control over financial reporting could harm our business and financial results;

•	If we do not receive FDA and other regulatory approvals we will not be permitted to sell our products;

•	Clinical trial failures can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic product candidates;

•	Government imposed bans or restrictions, and religious, moral and ethical concerns on the use of human embryonic stem ("hES") cells could prevent us from developing and successfully marketing stem cell products;

•	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling products;

•	There is no certainty that our pending or future patent applications will result in the issuance of patents;

•	The patent protection for our product candidates or products may expire before we are able to maximize their commercial value, which may subject us to increased competition and reduce or eliminate our opportunity to generate product revenue;

•	The process of applying for and obtaining patents can be expensive and slow;

•	We may be subject to patent infringement claims that could be costly to defend, which may limit our ability to use disputed technologies, and which could prevent us from pursuing research and development or commercialization of some of our products, require us to pay licensing fees to have freedom to operate and/or result in monetary damages or other liability for us;

•	Our patents may not protect any of our products from competition;

•	If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends;

•	The price and sale of any of our products that receive regulatory approval may be limited by health insurance coverage and government regulation;

•	We are a subsidiary of BioTime, and accordingly our business is substantially controlled by BioTime;

•	We partially rely upon BioTime for certain services and resources;

•	Conflicts of interest may arise from our relationship with BioTime;

•	If we fail to enter into and maintain successful strategic alliances for our therapeutic product candidates, we may have to reduce or delay our product development or increase our expenditures;

•	We may become dependent on possible future collaborations to develop and commercialize many of our product candidates and to provide the manufacturing, regulatory compliance, sales, marketing and distribution capabilities required for the success of our business;

•	We have no experience in manufacturing, marketing, selling or distributing products, and we may need to rely on marketing partners or contract sales companies if any of our product candidates receive regulatory approval; and

•	Other risks and uncertainties detailed in “Risk Factors” and elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Series A Shares. You should read the following summary together with the more detailed information regarding our company, the Series A Shares being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Our Business

We are a biotechnology company focused on the emerging field of regenerative medicine. Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. We plan to develop therapeutic products from “pluripotent” stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic areas of neurology and oncology. We have three clinical stage product candidates: AST-OPC1 for spinal cord injuries; AST-VAC2 for lung cancer, and AST-VAC1 for prostate cancer and acute myelogenous leukemia. Our product development efforts are presently focused primarily on AST-OPC1 and AST-VAC2.

“Regenerative medicine” refers to an emerging field of therapeutic product development that may allow all human cell and tissue types to be manufactured on an industrial scale. This new technology is made possible by the isolation of human embryonic stem ("hES") cells, and by the development of induced pluripotent stem ("iPS") cells which are created from regular cells of the human body using technology that allows adult cells to be “reprogrammed” into cells with pluripotency much like hES cells. Pluripotent hES and iPS cells have the unique property of being able to branch out into each and every kind of cell in the human body, including the cell types that make up the brain, the blood, the heart, the lungs, the liver, and other tissues. Unlike adult-derived stem cells that have limited potential to become different cell types, pluripotent stem cells may have vast potential to supply an array of new regenerative therapeutic products, especially those targeting the large and growing markets associated with age-related degenerative disease. Unlike pharmaceuticals that require a molecular target, therapeutic strategies in regenerative medicine are generally aimed at regenerating affected cells and tissues, and therefore may have broader applicability. We believe that regenerative medicine represents a revolution in the field of biotechnology with the promise of providing therapies for diseases previously considered incurable.

We have incurred net losses and negative cash flows since our inception. As of March 31, 2015, our accumulated net deficit was approximately $38.2 million. We expect to continue to incur losses and negative cash flow in the future.

Corporate Information

We are a Delaware corporation. Our corporate headquarters are located at 230 Constitution Drive, Menlo Park, California 94025 and our telephone number is (650) 433-2900. We are a majority-owned and controlled subsidiary of one of the selling stockholders, BioTime, Inc. We maintain a website at http://www.asteriasbiotherapeutics.com. Information contained on or linked to our website is not a part of this preliminary prospectus supplement summary. Our Series A Shares are listed on the NYSE MKT, where our symbol is "AST".

The Offering

Selling stockholders identified in this prospectus may sell up to 33,684,980 of our Series A Shares, including up to 3,500,000 of our Series A Shares issuable upon exercise of warrants, which are exercisable at an initial exercise price of $5.00 per share, subject to adjustment. The selling stockholders may sell their Series A Shares according to the plan of distribution described beginning on page 7 of this prospectus. We will receive proceeds of approximately $17.5 million in connection with the exercise of the warrants (assuming the warrants are exercised in full). We will use any of the proceeds from the exercise of the warrants for general working capital. We are paying all of the expenses related to the registration of the Series A Shares.

RISK FACTORS

Investing in our Series A Shares involves risks. Before deciding to invest in our Series A Shares, please read carefully the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. These risks and uncertainties include the risks described below as well as those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are incorporated herein by reference and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the Commission. See “Incorporation by Reference” and “Where You Can Find More Information” on page 9 of this prospectus. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks or uncertainties described in this prospectus or our filings with the Commission or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Please also see “Special Note Regarding Forward-Looking Statements” beginning on page 1.

The number of Series A Shares being registered for sale is significant in relation to our trading volume.

We have filed a registration statement of which this prospectus is a part to register the Series A Shares offered hereunder by the selling stockholders for sale from time to time, through various methods including into the public market.  The sale of these Series A Shares could depress the market price of our Series A Shares during the period the registration statement remains effective and also could adversely affect our ability to raise equity capital.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders.  All proceeds from the sale of the shares will be for the accounts of the selling stockholders, as described below. See “Selling Stockholders” and “Plan of Distribution.”  We will receive proceeds of approximately $17.5 million in connection with the exercise of the warrants (assuming the warrants are exercised in full). We will use any of the proceeds from the exercise of the warrants for general working capital.  We are paying all of the expenses related to the registration of the Series A Shares.

SELLING STOCKHOLDERS

This prospectus relates to the offering of up to 33,684,980 of our Series A Shares, including up to 3,500,000 of our Series A Shares issuable upon exercise of warrants, which are exercisable at an initial exercise price of $5.00 per share, subject to adjustment. These Series A Shares are being offered for resale for the account of the selling stockholders. The selling stockholders may from time to time offer and sell pursuant to this prospectus all, some or none of the Series A Shares being registered.

The following table (and the notes thereto) sets forth certain information as of May 21, 2015, regarding the beneficial ownership of Series A Shares by each of the selling stockholders and the Series A Shares being offered by the selling stockholders. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the Series A Shares covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of our Series A Shares that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their Series A Shares covered by this prospectus.

To our knowledge, (i) the persons named in the table below have sole voting and investment power with respect to all Series A Shares shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table, and (ii) no other selling stockholder nor any affiliate of a selling stockholder has held any position or office with, been employed by or otherwise has had any material relationship with us or any of our predecessors or affiliates during the three years prior to the date of this prospectus, other than as a result of the ownership of our Series A Shares or other securities.

In the table below, the percentage of shares beneficially owned is based on 37,322,302 Series A Shares outstanding at the close of business on May 21, 2015, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)	Percentage (2)	Being Offered	Number	Percentage(1)
BioTime, Inc. (3) 1301 Harbor Bay Parkway Alameda, CA 94502	24,973,340	61.70%	24,973,340	-	-

Broadwood Partners, LP (4) 724 Fifth Avenue, 9th Floor New York, NY 10019	1,641,025	4.40%	1,641,025	-	-

British and American Investment Trust PLC (5) Wessex House 1 Chesham Street London SW1X 8ND	256,410	*	256,410	-	-

Bernard Karfunkel c/o The Sabr Group 126 East 56th Street, 15th Floor New York, New York 10022	1,333,334	3.57%	1,333,334	-	-

Sarah Horowitz c/o The Sabr Group 126 East 56th Street, 15th Floor New York, New York 10022	1,333,333	3.57%	1,333,333	-	-

Anne Neuberger c/o The Sabr Group 126 East 56th Street, 15th Floor New York, New York 10022	1,333,333	3.57%	1,333,333	-	-

Pedro Lichtinger (6) 230 Constitution Drive Menlo Park, California 94025	805,020	2.14%	328,205	476,815	1.27%

Romulus Films, Ltd. (7) Wessex House 1 Chesham Street London SW1X 8ND United Kingdom	2,657,020	7.05	2,486,000	171,020	*

TOTAL	-	-	33,684,980		-

* Less than 1%

(1)   Options and warrants to purchase our Series A Shares that are presently exercisable or exercisable within 60 days of May 21, 2015, even if such options or warrants may otherwise be subject to restriction on exercise, are included in the total number of shares beneficially owned for the person or entity holding those options or warrants and are considered outstanding for the purpose of calculating percentage of ownership of the particular holder.

(2)  The percentage of ownership of our Series A Shares is based on 37,322,302 Series A Shares issued and outstanding as of May 21, 2015 and excludes all Series A Shares issuable upon the exercise of outstanding options or warrants to purchase Series A Shares, other than Series A Shares issuable upon the exercise of options or warrants to purchase Series A Shares held by the named person to the extent that such options or warrants are exercisable within 60 days of May 21, 2015, even if such options or warrants may otherwise be subject to restriction on exercise.

(3)  Includes 21,823,340 Series A Shares held by BioTime and 3,150,000 Series A Shares that BioTime may acquire upon the exercise of warrants at $5.00 per share (subject to adjustment) expiring on September 30, 2016.

(4) Broadwood Partners, L.P. is the largest shareholder of our parent company BioTime. One of our directors, Richard T. LeBuhn is Senior Vice President, and one of BioTime’s directors, Neal C. Bradsher is the President, of Broadwood Capital, Inc., the investment manager of Broadwood Partners, L.P.

(5)  British & American Investment Trust PLC is an affiliate of a stockholder of Asterias and BioTime.

(6)  Mr. Lichtinger is our President and Chief Executive Officer. The number of Series A Shares includes 270,833 Series A Shares that are presently exercisable or that may be acquired upon the exercise of stock options that will become exercisable within 60 days of May 21, 2015, 200,000 shares of Restricted Stock as to which the restrictions on transfer have expired or will expire within 60 days of May 21, 2015, and 5,982 Series A Shares issuable pursuant to Restricted Stock Units ("RSU's") that will vest on June 30, 2015, which represent the first equal quarterly installment of the 23,931 RSU grant made in February 2015 under the Company's 2013 Equity Incentive Plan. Each RSU represents a  contingent right to receive one Series A Share upon satisfaction of the applicable vesting criteria. Excludes 950,000 Series A Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days of May 21, 2015. Excludes 17,949 RSU's that were granted in February 2015 that do not vest within 60 days of May 21, 2015.  The 128,205 Series A Shares being registered are held by The Pedro Lichtinger Waisman 2015 Grantor Retained Annuity Trust, of which Pedro Lichtinger is Trustee.

(7)  Includes 2,136,000 Series A Shares held by Romulus Films, Ltd. and 350,000 Series A Shares that Romulus Films, Ltd. may acquire upon the exercise of warrants at $5.00 per share (subject to adjustment).

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the Series A Shares covered by this prospectus at various times.  As used in this prospectus, the term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling Series A Shares received from a named selling stockholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus.  The selling stockholders will act independently of Asterias in making decisions with respect to the timing, manner and size of each sale.  The Series A Shares may be sold by or for the account of the selling stockholders in transactions on the NYSE MKT, the over-the-counter market, or otherwise.  These sales may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of the sale, or at negotiated prices.  The Series A Shares may be sold by means of one or more of the following methods:

●	a block trade in which the broker-dealer so engaged will attempt to sell the Series A Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
●	ordinary brokerage transactions in which the broker solicits purchasers;
●	privately negotiated transactions;
●	a combination of any of the above methods; or
●	any other method permitted pursuant to applicable law.

If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

The selling stockholders may sell the Series A Shares described in this prospectus directly to purchasers or through broker-dealers, which may act as agents or principals. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in resales.  Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the shares or from both.  This compensation may exceed customary commissions. The selling stockholders may also transfer, devise, gift or pledge these Series A Shares by other means not described in this prospectus.

The selling stockholders also may resell all or a portion of the Series A Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act (“Rule 144”) in open market transactions in reliance upon Rule 144 rather than pursuant to this prospectus.

The selling stockholders have not advised us of any specific plans for the distribution of the Series A Shares covered by this prospectus. When and if we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of a material portion of the Series A Shares covered by this prospectus, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC. This supplement or amendment will include the following information:

●	the name of the participating broker-dealer(s) or underwriters;
●	the number of Series A Shares involved;
●	the price(s) at which the Series A Shares were sold;
●	the commissions paid or discounts or concessions allowed by the selling stockholders to the broker- dealers or underwriters, if any; and
●	other information material to the transaction.

The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the Series A Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any commissions paid or any discounts or concessions allowed to any of those persons, and any profits received on the resale of the Series A Shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act.  Because the selling stockholders may be deemed to be “underwriters,” the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in the sale of the resale Series A Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the resale Series A Shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the resale shares to engage in market-making activities with respect to the particular resale Series A Shares being distributed. This may affect the marketability of the resale Series A Shares and the ability of any person or entity to engage in market-making activities with respect to the resale Series A Shares. We have advised the selling stockholders that the anti-manipulation rules promulgated under the Exchange Act, including Regulation M, may apply to sales of the shares offered by the selling stockholders.

The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of our Series A Shares.

We will receive proceeds of approximately $17.5 million in connection with the exercise of the warrants (assuming the warrants are exercised in full). We may indemnify the selling stockholders against liabilities, including some liabilities under the Security Act, or the selling stockholders will be entitled to contribution.

We are bearing all expenses of registration of the Series A Shares other than fees and expenses, if any, of counsel or other advisors to the selling stockholders.  Any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of the Series A Shares will be borne by the selling stockholders selling those Series A Shares.

There can be no assurances that the selling stockholders will sell all or any of the Series A Shares offered under this prospectus.

Once sold under the registration statement of which this prospectus forms a part, the Series A Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Series A Shares being offered under this prospectus has been passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

OUM & Co. LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on OUM & Co. LLP's reports, given on their authority as experts in accounting and auditing.

Our balance sheet of as of December 31, 2013, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2013 and for the period from September 24, 2012 (inception) to December 31, 2013, have been audited by Rothstein Kass, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to InvestorRelations@asteriasbio.com or contact Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.  We maintain our corporate website at http://www.asteriasbiotherapeutics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 11, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 8, 2015;

•	our Current Reports on Form 8-K filed with the Commission on April 10, 2015; May 7, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein); May 8, 2015, and May 15, 2015;

•	our Definitive Information Statement filed with the Commission on June 24, 2014, including any amendments or supplements filed for the purpose of updating same; and

•	the description of our Series A Shares contained in our Registration Statement on Form 8-A filed with the Commission on September 26, 2014.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by sending an e-mail to InvestorRelations@asteriasbio.com and requesting any one or more of such filings or by contacting Investor Relations, at the following address or telephone number: Asterias Biotherapeutics, Inc., 230 Constitution Drive, Menlo Park, California 94025, Attention: Investor Relations; (650) 433-2992. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

33,684,980 Series A Shares of Common Stock

PROSPECTUS

No dealer, salesperson or other person is authorized to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. We are offering to sell, and seeking offers to buy, only the securities of Asterias Biotherapeutics, Inc. covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

May      , 2015

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the registrant’s expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$42,977
Accounting Fees and Expenses	$50,000
Legal Fees and Expenses	$100,000
Miscellaneous Fees and Expenses	$-
Total:	$192,977

Item 15. Indemnification of Officers and Directors.

Our certificate of incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Nonetheless, a director is liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL.  No amendment to or repeal of the relevant article of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

Our certificate of incorporation and bylaws furthermore state that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Company the power to indemnify.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant.  The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Delaware law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into indemnification agreements with one director and certain of our executive officers containing provisions that may require us, among other things, to indemnify them against liabilities that may arise by reason of their status or service as director or officers other than liabilities arising from willful misconduct of a culpable nature and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.  We have obtained limited directors’ and officers’ liability insurance.

Item 16. Exhibits

 (a) Exhibits.

See Exhibit Index immediately following the signature pages.

(b) Financial Statement Schedules.

All other schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A) paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(B) paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of New California on May 26, 2015.

ASTERIAS BIOTHERAPEUTICS, INC.
(Registrant)

By:	/s/ Pedro Lichtinger
Pedro Lichtinger
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pedro Lichtinger and Robert W. Peabody, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated, on May 26, 2015.

Signature	Title	Date

/s/ Pedro Lichtinger	Chief Executive Officer, President and Director
Pedro Lichtinger	(Principal Executive Officer)	May 26, 2015

/s/ Robert W. Peabody	Chief Financial Officer and Director
Robert W. Peabody	(Principal Financial and Accounting Officer)	May 26, 2015

/s/ Alfred D. Kingsley
Alfred D. Kingsley	Director	May 26, 2015

/s/ Richard Lebuhn
Richard LeBuhn	Director	May 26, 2015

/s/ Judith Segall
Judith Segall	Director	May 26, 2015

/s/ Michael D. West
Michael D. West, Ph.D.	Director	May 26, 2015

/s/ Andrew Arno
Andrew Arno	Director	May 26, 2015

/s/ Natale Ricciardi
Natale Ricciardi	Director	May 26, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Specimen of Series A Common Stock Certificate (1)
5.1*	Opinion of Dentons US LLP
23.1*	Consent of OUM & Co. LLP, independent registered public accounting firm
23.2*	Consent of Rothstein Kass, independent registered public accounting firm
23.3*	Consent of Dentons US LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)

* Filed herewith

(1)	Incorporated by reference to the Registration Statement on Form S-1 (333-187706) filed with the Securities and Exchange Commission on April 3, 2013.